Exhibit 10.4

AMENDMENT NUMBER SEVEN TO BUSINESS FINANCING AGREEMENT,
WAIVER OF DEFAULTS, AND CONSENT

This AMENDMENT NUMBER SEVEN TO BUSINESS FINANCING AGREEMENT, WAIVER OF DEFAULTS, AND CONSENT (this “Amendment”), dated as of August 5, 2016, is entered into by and among WESTERN ALLIANCE BANK, an Arizona corporation, as successor in interest to BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”), on the one hand, and SYSOREX USA, a California corporation (“Sysorex”), SYSOREX GOVERNMENT SERVICES, INC., a Virginia corporation (“SGSI”), and SYSOREX GLOBAL, a Nevada corporation (“Parent”), (Sysorex, SGSI, and Parent are sometimes collectively referred to herein as “Borrowers” and each individually as a “Borrower”), on the other hand, with reference to the following facts:

A. Borrowers and Lender previously entered into that certain Business Financing Agreement, dated as of March 15, 2013, as amended by that certain Amendment Number One to Business Financing Agreement, Waiver of Defaults and Consent, dated as of August 29, 2013, that certain Amendment Number Two to Business Financing Agreement, Waiver and Consent, dated as of May 13, 2014 to be effective as of April 16, 2014, that certain Amendment Number Three to Business Financing Agreement and Waiver of Defaults, dated as of December 31, 2014, that certain Amendment Number Four to Business Financing Agreement dated as of April 29, 2015, that certain Amendment Number Five to Business Financing Agreement dated as of October 7, 2015, that certain Amendment and Waiver of Non-Compliance under Business Financing Agreement dated March 25,2016, and that certain Amendment Number Six to Business Financing Agreement and Forbearance Agreement, dated as of June 3, 2016 (as so amended, the “Agreement”).

B. Borrowers are in default of the provisions of the Agreement set forth on Schedule A attached hereto as of the dates indicated in such Schedule (the “Existing Defaults”).

C. Borrowers desire to obtain secured subordinated financing from Hillair Capital Investments L.P. in the amount of $5,000,000 (“Hillair Financing”). The Hillair Financing is prohibited by the terms of the Agreement.

D. Borrowers have requested that Lender waive the Existing Defaults and consent to the Hillair Financing, and Lender has agreed with such requests, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, Lender and Borrowers hereby agree as follows:

1. Defined Terms. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

2. Amendment to Section 1.15. Section 1.15 of the Agreement is hereby amended in its entirety as follows:

1.15	Mandatory Paydown of Term Advance B. Borrowers agree to pay to Lender the outstanding principal amount of Term Advance B on the Paydown Date.

3. Amendment to Section 2.2(i). Section 2.2(i) of the Agreement is hereby amended in its entirety as follows:

(i)	Fee in lieu of Warrant. On the Paydown Date, Borrowers shall pay a fee (the “Fee in lieu”) to Lender in lieu of issuing share warrants to Lender, in the amount of $200,000.

4. Amendments to Section 4.8. Section 4.8(h) and (i) are hereby amended in their entirety as follows:

(h)	Within 10 days after the last day of each calendar month, a borrowing base certificate, in form and substance satisfactory to Lender, setting forth Eligible Receivables and Receivable Amounts thereof as of the last day of the calendar month.

(i)	Within 10 days after the last day of each calendar month, a detailed aging of each Borrower's receivables by invoice or3 a summary aging by account debtor, together with payable aging, inventory analysis, cash receipts journal, sales journal, and such other matters as Lender may request.

5. Amendment to Section 4.12. Section 4.12 is hereby amended in its entirety as follows:

4.12	Maintain in accordance with GAAP and consistent with prior practices (except to the extent modified by the definitions herein)

(a)	an Asset Coverage Ratio of not less than 1.25 to 1.00, tested as of the end of each month.

(b)	Consolidated unrestricted cash balances at Lender at all times in an amount not less than $1,000,000, tested daily.

6. New Section 4.15. A new Section 4.15 is hereby added to the Agreement immediately following Section 4.14 thereof as follows:

4.15	Provide to Lender, as soon as practicable but in any event not later than August 15, 2016, financial projections through December 31, 2016, in form and detail acceptable to Lender, after which Borrowers and Lender shall negotiate in good faith to agree upon financial covenants for periods after August 31, 2016. Borrowers shall execute and deliver an amendment to this Agreement to Lender no later than August 31, 2016, such amendment to reflect and document financial covenants acceptable to Lender for periods after August 31, 2016.

7. Amendments to Section 12.1.

(a) The following definitions set forth in Section 12.1 of the Agreement are hereby amended in their entirety as follows:

“Existing Defaults” has the meaning given to such term in the Seventh Amendment.

“Paydown Date” means the earlier to occur of (a) the funding of the Hillair Financing, or (b) August 10, 2016.

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(b) Clause (e) of the definition of Permitted Debt set forth in Section 12.1 of the Agreement is hereby amended in its entirety as follows:

(e)	Subordinated Debt, including the Hillair Financing, subject to the terms of the Subordination Agreement.

(c) Clause (e) of the definition of Permitted Liens set forth in Section 12.1 of the Agreement is hereby amended in its entirety as follows:

(e)	Liens in favor of Hillair securing the Hillair Financing, subject to the terms of the Subordination Agreement.

(d) The following new definitions are hereby added to Section 12.1 of the Agreement in alphabetical order as follows:

“Hillair” means Hillair Capital Investments L.P.

“Hillair Financing” means the loan made by Hillair to Parent in the amount of $5,000,000 on or about August 5, 2016.

“Seventh Amendment” means that certain Amendment Number Seven to Business Financing Agreement, Waiver of Defaults, and Consent, dated as of August 5, 2016, between Lender and Borrowers, amending this Agreement.

“Subordination Agreement” means that certain Subordination Agreement, dated on or about August 5, 2016, between Hillair and Lender, as may be amended or restated from time to time.

(e) The following definitions set forth in Section 12.1 are hereby deleted:

“Forbearance Maturity Date”

“Forbearance Period”

“Forbearance Termination Event”

8. Replacement Exhibit A. Exhibit A attached to the Agreement is hereby replaced with Exhibit A attached to this Amendment.

9. Waiver of Existing Defaults. Upon the terms and subject to the conditions set forth in this Amendment, Lender hereby waives the Existing Defaults. This waiver of the Existing Defaults shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle Borrowers to any other or further waiver in any similar or other circumstances.

10. Consent to Hillair Financing. Upon the terms and subject to the conditions set forth in this Amendment, Lender hereby consents to the Hillair Financing. This consent to the Hillair Financing shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle Borrowers to any other or further consent in any similar or other circumstances.

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11. Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment, the waiver of the Existing Defaults set forth in Section 9 above, the consent to the Hillair Financing set forth in Section 10 above, are subject to and contingent upon the fulfillment of each and every one of the following conditions to the satisfaction of Lender:

(a) Lender shall have received this Amendment, duly executed by Borrower;

(b) Lender shall have received true and correct copies of all documents executed and connection with the Hillair Financing, duly executed and otherwise in form and substance satisfactory to Lender;

(c) Lender shall have received the Subordination Agreement with Hillair Capital Investments L.P., duly executed and otherwise in form and substance satisfactory to Lender;

(d) The Hillair Financing shall have closed substantially concurrently with the execution of this Amendment;

(e) After giving effect to this Amendment, no Event of Default or Default shall have occurred and be continuing; and

(f) After giving effect to this Amendment, all of the representations and warranties set forth herein and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement).

12. Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender that:

(a) After giving effect to this Amendment, no Event of Default or Default is continuing;

(b) After giving effect to this Amendment, all of the representations and warranties set forth herein and in the Agreement are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement); and

(c) This Amendment has been duly executed and delivered by Borrowers, and the Agreement continues to constitute the legal, valid and binding agreements and obligations of Borrowers, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

13. Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

14. Integration. The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

15. No Waiver. Except as otherwise provided in Section 9 above, the execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default, whether or not known to Lender and whether or not existing on the date of this Amendment.

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16. Release.

(a) Each Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each Borrower certifies that it has read the following provisions of California Civil Code Section 1542:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(b) Each Borrower understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, each Borrower acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Agreement, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

17. Reaffirmation of the Agreement. The Agreement as amended hereby and the Loan Documents remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

SYSOREX USA,
formerly known as Lilien Systems, a California corporation

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chairman

SYSOREX GOVERNMENT SERVICES, INC.,
a Virginia corporation

By:	/s/ Wendy Loundermon
Name:	Wendy Loundermon
Title:	President and Chief Financial Officer

SYSOREX GLOBAL,
formerly known as Sysorex Global Holdings Corp.,
a Nevada corporation

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	President

[signatures continue on the following page]

AMENDMENT NUMBER SEVEN TO BUSINESS FINANCING AGREEMENT, WAIVER OF DEFAULTS, AND CONSENT

WESTERN ALLIANCE BANK,
an Arizona Corporation

By:	/s/ David Feiock
Name:	David Feiock
Title:	Vice President

AMENDMENT NUMBER SEVEN TO BUSINESS FINANCING AGREEMENT, WAIVER OF DEFAULTS, AND CONSENT

SCHEDULE A
TO
AMENDMENT NUMBER SEVEN TO BUSINESS FINANCING AGREEMENT

AND WAIVER OF DEFAULTS

Section of Business Financing Agreement	Required Performance	Actual Performance
4.12(a)	Maintain Consolidated unrestricted cash balances at Lender at all times in an amount not less than $1,000,000, tested daily	Failed to comply through the date of the Sixth Amendment
1.15	Repay the outstanding principal balance of the Term Advance B by June 30, 2016	The Term Advance B has not been repaid.
1.11	Immediately repay any Overadvance	Overadvances existed from June 5, 2016 through July 8, 2016
4.12(a)	Maintain an Asset Coverage Ratio not at any time less than 1.25 to 1.0, tested as at the end of each month.	Out of compliance as at June 30, 2016 Out of compliance as at July 31, 2016

SCHEDULE A TO
AMENDMENT NUMBER SEVEN TO BUSINESS FINANCING AGREEMENT, WAIVER OF DEFAULTS, AND CONSENT

EXHIBIT A
TO
AMENDMENT NUMBER SEVEN TO BUSINESS FINANCING AGREEMENT

AND WAIVER OF DEFAULTS

REPLACEMENT FORM OF COMPLIANCE CERTIFICATE

SCHEDULE A TO
AMENDMENT NUMBER SEVEN TO BUSINESS FINANCING AGREEMENT, WAIVER OF DEFAULTS, AND CONSENT